UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Staffing 360 Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR THE 2023 Annual MEETING OF STOCKHOLDERS

TO BE HELD ON December 27, 2023

EXPLANATORY NOTE

On December 11, 2023, Staffing 360 Solutions, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”), relating to the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 27, 2023 at 10:00 a.m., New York time. As previously disclosed, the board of directors of the Company has fixed the close of business on November 14, 2023 as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof. Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) without definition have the same meanings as set forth in the Proxy Statement.

This Supplement is being filed to clarify the voting power of the shares of common stock, par value $0.00001 per share (the “Common Stock”), issued as of the Record Date. The Proxy Statement previously stated that there were 7,812,190 shares of Common Stock outstanding as of the Record Date and entitled to vote on all matters listed in the Proxy Statement. The number of shares of Common Stock issued as of the Record Date is 5,601,020 shares, which amount is less than the number of shares outstanding due to 2,211,170 shares of Common Stock being held in abeyance. Shares held in abeyance are not considered to be beneficially owned by the applicable stockholder(s). As a result, they will not be considered entitled to vote at the Annual Meeting for purposes of determining whether a quorum is present at the Annual Meeting.

This Supplement amends and restates a portion of the section of the Proxy Statement titled “Questions and Answers About the Annual Meeting” and the entirety of the section of the Proxy Statement titled “Security Ownership of Certain Beneficial Owners and Management.”

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, this Supplement does not otherwise modify, amend or supplement the Proxy Statement, and the information contained in the Proxy Statement should be considered in voting your shares. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

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As corrected, the disclosure on page 2 of the Proxy Statement under the heading “Questions and Answers About the Annual Meeting” should read as follows:

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Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record of our Common Stock and Series H Preferred Stock at the close of business on November 14, 2023 (the “Record Date”) may vote at the Annual Meeting. On the Record Date, there were 5,601,020 shares of Common Stock and 9,000,000 shares of Series H Preferred Stock issued. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Annual Meeting. The list will also be available online during the Annual Meeting.

Pursuant to our Amended and Restated Bylaws (the “Bylaws”), each share of our Common Stock is entitled to one vote on all matters listed in this Proxy Statement. Each holder of Series H Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series H Preferred Stock held by such holder is convertible with respect to any and all matters presented to the common stockholders for their action or consideration at the Annual Meeting. Certain holders of Series H Preferred Stock have entered into a voting rights agreement related to the Series H Preferred Stock such that such holders have agreed, at every meeting of our stockholders, and at every adjournment or postponement thereof, to appear or issue a proxy to a third party to be present for purposes of establishing a quorum, and to vote all applicable shares in favor of each matter proposed and recommended for approval by our Board either in person or by proxy, amongst other provisions. As of the Record Date, the stockholder parties to the voting rights agreement own shares of the Series H Preferred Stock convertible into an aggregate of approximately 350,004 shares of Common Stock, representing approximately 6.25% of our Common Stock issued at such time. The voting rights agreement will terminate on the third anniversary of the date of its effectiveness.

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As corrected, the disclosure on pages 38 through 41 of the Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management” should read as follows:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock in accordance with the rules of the SEC, as of the Record Date for:

●	each of our directors;

●	each of (i) our principal executive officers during the year ended December 31, 2022, (ii) the two most highly compensated executive officers other than our principal executive officer during that year, and (iii) up to two additional executive officers for whom disclosure would have been provided but for the fact that each such officer was not serving as an executive officer at the end of that year; and

●	all persons, to our knowledge, that are the beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock; and

Except as indicated in footnotes to this table, we believe each person named in this table has sole voting and investment power with respect to the shares of Common Stock and Series H Preferred Stock opposite such person’s name. Percentage ownership is based on 5,601,020 shares of Common Stock and 9,000,000 shares of Series H Preferred Stock issued as of the Record Date.

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Name of Beneficial Owner	Address	Common Stock Beneficially Owned (1)	Shares of Series H Preferred Stock	Percent of Common Stock	Percent of Series H Preferred Stock	Percentage of Voting Power (2)
Brendan Flood (3)	3 London Wall Buildings, London Wall, London, EC2M 5SY	287,770	-	5.09%	-	4.80%
Joe Yelenic (4)	757 Third Avenue, 27th Floor, New York, NY 10017	1,208	31,050	*	*	*
Dimitri Villard (5)	8721 Santa Monica Blvd, Suite 100 Los Angeles, CA 90069	41,595	-	*	-	*
Nicholas Florio (6)	Citrin Cooperman & Company LLP 529 Fifth Avenue New York, NY 10017	31,641	-	*	-	*
Alicia Barker (7)	757 Third Avenue, 27th Floor, New York, NY 10017	42,795	-	*	-	*
Vincent Cebula (8)	757 Third Avenue, 27th Floor, New York, NY 10017	40,800	-	*	-	*
Directors and officers as a group (6 persons)		445,809	31,050	7.90%	*	7.46%

Greater than 5% Holders:
Jackson Investment Group, LLC (9)	2655 Northwinds Parkway, Alpharetta, GA 30009	373,905	-	6.63%	-	6.24%
RScube Investment, LLC (10)	Rscube Investment, LLC 24 Hayhurst Drive Newtown, PA 18940	642,342	-	11.47%	-	10.79%
Chapel Hill Partners, L.P. (11)	Chapel Hill Partners, LP Jean-Pierre Sakey, GP 33 Bella Casa Way Clayton, NC 27527	350,004	9,000,000	5.88%	100%	5.88%
KLS Investments LLC (12)	c/o Staffing 360 Solutions, Inc. 757 Third Avenue, 27th Floor, New York, NY 10016	25,502	613,151	*	6.81%	*
Ausdauer HW Staffing, LLC (13)	c/o Staffing 360 Solutions, Inc. 757 Third Avenue, 27th Floor, New York, NY 10016	67,297	1,730,483	1.19%	19.23%	1.13%
Jean Neustadt, Jr. Irrevocable Trust II (14)	c/o Staffing 360 Solutions, Inc. 757 Third Avenue, 27th Floor, New York, NY 10016	25,208	648,194	*	7.20%	*
Tristar Partners of Texas LP (15)	c/o Staffing 360 Solutions, Inc. 757 Third Avenue, 27th Floor, New York, NY 10016	35,570	914,641	*	10.16%	*

* Less than 1%.

(1)	Shares of Common Stock beneficially owned and the respective percentages of beneficial ownership of Common Stock assume the exercise of all options and other securities convertible into Common Stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of the Record Date, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and other securities convertible into Common Stock exercisable within 60 days are deemed outstanding and held by the holder of such options or other securities for computing the percentage of outstanding Common Stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding Common Stock beneficially owned by any other person.

(2)	All shares of Series H Preferred Stock shall vote on an as-converted basis, subject to certain beneficial ownership limitations.

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(3)	Includes 237,450 shares of Common Stock owned and options to purchase up to 50,320 shares of Common Stock.

(4)	Mr. Yelenic owns 31,050 shares of Series H Preferred Stock, convertible into an aggregate of approximately 1,208 shares of Common Stock.

(5)	Includes 40,511 shares of Common Stock held personally by Mr. Villard, 1,067 shares of Common Stock held through Byzantine Productions, Inc., for which Mr. Villard is deemed the beneficial owner with sole voting and dispositive power over the securities held by the entity, and options held by Mr. Villard to purchase up to 17 shares of Common Stock.

(6)	Includes 70 shares of Common Stock held personally by Mr. Florio, and 31,554 shares of Common Stock and options to purchase up to 17 shares of Common Stock held in the name of Citrin Cooperman, for which Mr. Florio is deemed the beneficial owner with sole voting and dispositive power over the securities held by the firm.

(7)	Ms. Barker owns 42,795 shares of Common Stock.

(8)	Mr. Cebula owns 40,800 shares of Common Stock.

(9)	Includes (i) 334,478 shares of Common Stock directly owned by Jackson, (ii) up to 15,093 shares of Common Stock issuable upon the exercise of the Amended and Restated Warrant Agreement, as amended, originally dated as of April 25, 2018, by and between us and Jackson, and (iii) up to 24,332 shares of Common Stock issuable upon the exercise of the Warrant Agreement, dated as of October 27, 2022, by and between us and Jackson. The number of shares of Common Stock beneficially owned by Jackson is accurate to the best of the Company’s knowledge based on the Schedule 13D/A filed jointly by Jackson and Richard L. Jackson with the SEC on September 5, 2023. Additionally, Mr. Jackson individually and beneficially owns 2 shares of Common Stock. With the exception of the 2 shares of Common Stock personally owned, Mr. Jackson disclaims beneficial ownership of all of the shares reported to be beneficially owned by Mr. Jackson except to the extent of his pecuniary interest therein.

(10)	Consists of 642,342 shares of Common Stock directly owned by RScube Investment, LLC (“Rscube”), as reported on the Schedule 13D/A filed jointly by RScube, Satvinder Singh and Anil Sharma with the SEC on September 22, 2023. Mr. Singh beneficially owns 50% of the outstanding shares of Rscube. Mr. Sharma beneficially owns the remaining 50% of the outstanding shares of Rscube. Accordingly, each of Rscube, Mr. Singh and Mr. Sharma may be deemed to beneficially own the shares owned directly by Rscube.

(11)	Consists of 9,000,000 shares of Series H Preferred Stock, convertible into an aggregate of approximately 350,004 shares of Common Stock. Pursuant to a voting rights agreement (the “Voting Rights Agreement”), dated as of May 18, 2022, by and among the Company, Headway Workforce Solutions, Inc., a Delaware corporation (“Headway”), Chapel Hill Partners, L.P., as the representative of all the stockholders of Headway (“Chapel Hill”) and the certain stockholders of the Series H Preferred Stock party to the Voting Rights Agreement, from the date of the Voting Rights Agreement until the third anniversary of such date, Chapel Hill (in its capacity as a stockholder) shall, among others, appear at every meeting of the stockholders, including any adjournments or postponements thereof, or otherwise cause all of the Company’s voting stock owned by Chapel Hill or issue a proxy to a third party to vote such voting stock, in favor of each matter proposed and recommended for approval by the Board. Pursuant to the Voting Rights Agreement, Chapel Hill may be deemed to hold voting power of the 9,000,000 shares of Series H Preferred Stock.

(12)	Consists of 613,151 shares of Series H Preferred Stock beneficially owned by KLS Investments LLC (“KLS”), which are convertible into an aggregate of approximately 25,502 shares of Common Stock. The shares of Series H Preferred Stock held by KLS is accurate to the best of the Company’s knowledge.

(13)	Consists of 1,730,483 shares of Series H Preferred Stock beneficially owned by Ausdauer HW Staffing, LLC (“Ausdauer”), which are convertible into an aggregate of approximately 67,297 shares of Common Stock. The shares of Series H Preferred Stock held by KLS is accurate to the best of the Company’s knowledge.

(14)	Consists of 648,194 shares of Series H Preferred Stock beneficially owned by Jean Neustadt, Jr. Irrevocable Trust II (the “Jean Neustadt, Jr. Trust”), which are convertible into an aggregate of approximately 25,208 shares of Common Stock. The shares of Series H Preferred Stock held by the Jean Neustadt, Jr. Trust is accurate to the best of the Company’s knowledge.

(15)	Consists of 914,641 shares of Series H Preferred Stock beneficially owned by Tristar Partners of Texas LP (“Tristar”), which are convertible into an aggregate of approximately 35,570 shares of Common Stock. The shares of Series H Preferred Stock held by Tristar is accurate to the best of the Company’s knowledge.

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